Exhibit 32.1

Certification Pursuant to Section 1350 of Chapter 63

of Title 18 of the United States Code

I, William M. Goodyear and I, Ben W. Perks, the undersigned officers of Navigant Consulting, Inc., certify that (i) the SEC Form 10-Q as of and for the period ended September 30, 2006 (“Form 10-Q”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in said Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Navigant Consulting, Inc.

/s/ William M. Goodyear
William M. Goodyear
Chairman and Chief Executive Officer

November 3, 2006

/s/ Ben W. Perks
Ben W. Perks
Executive Vice President and Chief Financial Officer

November 3, 2006

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